Exhibit 21.1

SUBSIDIARIES OF STERIS PLC

STERIS plc has no parent company. As of March 31, 2023, its direct and indirect subsidiaries were as follows:

1666 E Touhy LLC	Illinois
Accelera Technologies, LLC	Minnesota
Accutron, Inc.	Arizona
Albert Browne Limited	England and Wales
American Sterilizer Company	Pennsylvania
Bioster-Mottahedoon Egypt SAE	Egypt
Birkova Products, LLC	Indiana
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California
Camark S.A.	Greece
Cantel (Belgium) BV	Belgium
Cantel (Canada) Inc.	Canada
Cantel (UK) Limited	England and Wales
Cantel Medical (Hong Kong) Limited	Hong Kong
Cantel Medical (Italy) S.r.l.	Italy
Cantel Medical (Malaysia) SDN. BHD.	Malaysia
Cantel Medical (UK) Limited	England and Wales
Cantel Medical Asia/Pacific Pte. Ltd.	Singapore
Cantel Medical Devices (China) Co., Ltd.	Shanghai
Cantel Medical International B.V.	Netherlands
Cantel Medical LLC	Delaware
Cantel Middle East FZ-LLC	Dubai, UAE
CHIPS Manufacturing LLC	Delaware
CLBV Limited	England and Wales
Controlled Environment Certification Services, Inc.	Ohio
Crosstex International, Inc.	New York
Diagmed Healthcare Limited	England and Wales
Dover UK I Limited	England and Wales
Dover UK II Limited	England and Wales
Dover UK III Limited	England and Wales
Electron Beam Sdn. Bhd.	Malaysia
Eschmann Holdings Limited	England and Wales
Genii, Inc.	Minnesota
Harwell Dosimeters Limited	England and Wales
Herotron E-Beam Service GmbH	Germany
HF German Land Holding LLC	Illinois
HMM HoldCo Limited	England and Wales
Hu-Friedy Europe LLC & Co. KG	Germany

Exhibit 21.1

Hu-Friedy Italy SRL	Italy
Hu-Friedy Japan GK	Japan
Hu-Friedy Medical Instrument (Shanghai) China Co., Ltd	China
Hu-Friedy Mfg. Co., LLC	Delaware
Hungaroptics KFT	Hungary
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
J & J Instruments, LLC	Delaware
Jet Prep Ltd.	Israel
Julius Wirth LLC	Delaware
Karl Schumacher Dental, LLC	Delaware
Key Surgical Europe S.à r.l.	Switzerland
Key Surgical GmbH	Germany
Key Surgical Limited	England and Wales
Key Surgical LLC	Delaware
Konnexis Inc.	Canada
KS Apollo Holdings Inc.	Delaware
KS Apollo LLC	Delaware
KVI LLC	Delaware
Mar Cor Purification, Inc.	Pennsylvania
Massaro Limited Partnership (Victory Road)	Pennsylvania
Medical Innovations Group Holdings Limited	England and Wales
Medical Innovations Group Ltd	England and Wales
Medi-Cart International Limited	England and Wales
Medisafe America, L.L.C.	Florida
Medisafe Holdings Ltd	England and Wales
Medisafe UK Limited	England and Wales
Medivators Inc.	Minnesota
Mevex Corporation	Canada
Omnia LLC	Delaware
Omnia S.r.l.	Italy
Palmero Healthcare LLC	Delaware
PeriOptimum, Inc.	Delaware
SATYAtek S.A.	Switzerland
Shamrock Innovations Limited	Ireland
Shiloh Limited	England and Wales
Solar New US Holding Corporation	Delaware
Solar New US Parent Co, LLC	Delaware
Solar US Acquisition Co, LLC	Delaware
SPS Medical Supply Corp.	New York
STE No. Two Corporation	Delaware
STE UK HoldCo Limited	England and Wales
STE UK Sub HoldCo Limited	England and Wales

Exhibit 21.1

Sterile Supplies Limited	England and Wales
STERIS (BVI) I Limited	British Virgin Islands
STERIS (India) Private Limited	India
STERIS (Shanghai) Trading Co., Ltd.	Shanghai
STERIS AB	Sweden
STERIS Applied Sterilization Technologies ULC	Canada
STERIS Asia Pacific, Inc.	Delaware
STERIS AST CZ s.r.o.	Czech Republic
STERIS AST SK s.r.o.	Slovakia
STERIS AST, storitve v zdravstvu, d.o.o	Slovenia
STERIS Australia PTY LTD	Australia
STERIS Barrier Products Solutions, Inc.	Pennsylvania
STERIS Brazil Holdings, LLC	Delaware
STERIS Canada Sales ULC	Canada
STERIS Canada ULC	Canada
STERIS CH Limited	England and Wales
STERIS China Holdings Limited	Hong Kong
STERIS Colombia S.A.S	Colombia
STERIS Corporation	Ohio
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS CORPORATION OF OHIO, INC (FN)	Ohio
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England and Wales
STERIS Dover Canada Holdings Limited	England and Wales
STERIS Dover Limited	England and Wales
STERIS Emerald IE Limited	Ireland
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS Finco II S.à r.l.	Luxembourg
STERIS FinCo S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia,S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England and Wales
STERIS Inc.	Delaware
STERIS Instrument Management Services, Inc.	Delaware
STERIS Ireland Limited	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Isomedix Puerto Rico LLC	Puerto Rico
STERIS Israel Solutions Ltd	Israel
STERIS Japan Inc.	Japan

Exhibit 21.1

STERIS Laboratories, Inc.	Minnesota
STERIS Latin America, Inc.	Delaware
STERIS Limited	England and Wales
STERIS LLC	Delaware
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS Netherlands B.V.	Netherlands
STERIS New Zealand Limited	New Zealand
STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico
STERIS Personnel Services, Inc.	Delaware
STERIS Portugal, Unipessoal, Lda.	Portugal
STERIS Public Limited Company	Ireland
STERIS S.p.A.	Italy
STERIS S.r.l.	Italy
STERIS SA	Belgium
STERIS SAS	France
STERIS SEA SDN. BHD.	Malaysia
STERIS Solutions do Brasil Importacao e Comercializacao de Produtos da Saude Ltda.	Brazil
STERIS Solutions Korea Limited	South Korea
STERIS Solutions Limited	England and Wales
STERIS Solutions Pte. Limited	Singapore
STERIS Solutions, S. de R.L. de C.V.	Mexico
STERIS Sterilization Technologies (Suzhou) Ltd.	China
STERIS TOMOE (Thailand) Ltd.	Thailand
STERIS UK Holding Limited	England and Wales
STERIS-AUSTAR Pharmaceutical Systems (Shanghai) Limited	China
STERIS-Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS-SHINVA Healthcare Systems Co., Ltd.	Shanghai
Strategic Technology Enterprises, Inc.	Delaware
SVS Holding GmbH	Germany
Synergy Health (Thailand) Limited	Thailand
Synergy Health (UK) Limited	England and Wales
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	Netherlands
Synergy Health AST S.r.l.	Costa Rica
Synergy Health AST, LLC	Delaware
Synergy Health Daniken AG	Switzerland
Synergy Health Ede B.V.	Netherlands
Synergy Health Holding B.V.	Netherlands
Synergy Health Holdings Limited	England and Wales
Synergy Health Investments Limited	England and Wales

Exhibit 21.1

Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England and Wales
Synergy Health Logistics B.V.	Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England and Wales
Synergy Health Systems Limited	England and Wales
Synergy Health True North, LLC	New York
Synergy Health US Holdings, Inc.	Delaware
Synergy Health Westport Limited	Ireland
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia
Synergy Sterilisation South Africa (Propietary) Limited	South Africa
TekGo, Inc.	Delaware
United States Endoscopy Group, Inc.	Ohio
Vernon and Co. Limited	England and Wales
Vernon-Carus Limited	England and Wales